                                                                   EXHIBIT 10.24

                       DEVELOPMENT AND LICENSE AGREEMENT

          This Development and License Agreement (this "Agreement") is made as of March 29, 1996 (the "Effective Date") by and between Time Warner Cable, a division of Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWC"), and Connect, Inc., a California corporation ("Connect").

                                    RECITALS

         A. TWC has undertaken the development and operation of one or more World Wide Web shopping sites currently operating under the name DreamShop(TM) (including any successors or substitutes, "DreamShop").

         B. TWC wishes to have, and Connect wishes to provide, Connect's OneServer software to serve as a platform for DreamShop and Connect's OneManager software to serve as a means of managing and administering the OneServer software.

         C. TWC wishes to engage Connect to develop, and Connect wishes to develop on behalf of TWC, applications software for DreamShop conforming to the requirements of this Agreement.

          Accordingly, the parties agree as follows:

                                   AGREEMENT

         1.    Definitions.

          1.1 "Additional Platform" has the meaning set forth in Section 5.2 of this Agreement.

          1.2 "Affiliate," with respect to a patty, means a corporation, partnership or other entity controlling, controlled by or under common control with such party. For purposes of this Section 1.2, "control" means ownership, directly or indirectly, of at least fifty percent (50%) of the voting rights in such entity (or, in the case of a noncorporate entity, equivalent rights).

          1.3 "Applications Software" means the applications software developed by or for Connect that is described in the Specifications referenced in Exhibit A.
                   ---------

          1.4 "Cable Modem Platform" means a server hardware and related operating system as are necessary or desirable to connect the Designated Platform with a cable modem.

          1.5 "Concurrent Users" means the maximum number of OneServer Transactions that may execute at a given point in time.


                                       1
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          1.6  "Connect Software" means the OneServer Software and the
     OneManager Software.

          1.7  "Deliverables" means the deliverables referenced in Exhibit B,
                                                                   ---------
     and any other materials delivered or required to be delivered to TWC under this Agreement.

          1.8 "Delivery Date," with respect to any Deliverables, means the delivery date for such Deliverables on the Delivery Schedule or otherwise agreed to in writing by the parties.

          1.9 "Delivery Schedule" means the schedule for delivery of the Deliverables referenced in Exhibit B.
                                ---------

          1.10 "Designated Platform" means the server hardware and related operating system and network software as designated on Exhibit A
                                                            ---------
     together with client systems networked with such server and may include, without limitation, (i) primary server hardware and related operating system, (ii) a back-up server hardware and related operating system with functions synchronized to the primary computer network and operating systems software provided that the primary server and backup server will at no time concurrently operate the Connect Software or the Third Party Software, and (iii) three Cable Modem Platforms, which Cable Modem Platforms may operate the web server portion of the Connect Software but will at no time operate any other portion of the Connect Software or the Third Party Software. TWC may change the Designated Platform or substitute an alternative computer network or networks pursuant to Section 5.2 of this Agreement.

          1.11 "Documentation" means (i) all documentation customarily provided to Connect customers in connection with the use, operation and development of the Connect Software and the Third Party Software, including, without limitation, manuals, product templates and data models, and (ii) commercially reasonable materials (including an electronic version of such materials), based on an updated version of the Specifications, prepared by Connect to support the use and continued development by TWC of the Applications Software, including without limitation manuals, product templates and data models.

          1.12  "Maximum Number of Concurrent Users" means the Maximum
     Number of Concurrent Users set forth in Exhibit A, provided that TWC
                                             ---------
     may change the Maximum Number of Concurrent Users pursuant to Section 5.1 of this Agreement.

          1.13  "Non-exclusive Applications Software" means the portion of the Applications Software which has been specifically designated as non-exclusive in Exhibit A.
                      ---------
          1.14 "OneManager Software" means the software made generally commercially available to Connect customers under the name OneManager, but excluding the Applications Software.


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          1.15  "OneServer Transactions" means a request of the OneServer
     Software to perform an action in the node data base, such actions to include, without limitation, retrieving data from the node data base, querying the node data base or writing data to the node data base.

          1.16 "OneServer Software" means the software made generally commercially available to Connect customers under the name OneServer, but excluding the Applications Software.

          1.17 "Project Manager" has the meaning set forth in Section 8.1 of this Agreement.

          1.18 "Project Team" has the meaning set forth in Section 8.2 of this Agreement.

          1.19  "Server Class" means the Server Class set forth on Exhibit A.
                                                                   ---------

          1.20 "Software" means the Connect Software, the Third Party Software and the Applications Software.

          1.21 "Specifications" means the functionality, performance and other specifications referenced in Exhibit A and the Documentation,
                                        ---------
     and any other requirements agreed to in writing by the parties.

          1.22 "Third-Party Software" means the software licensed by Connect from third parties to operate in connection with the Connect Software as set forth in Exhibit A.
                  ---------

          1.23 "TWC Exclusive Software" means the Applications Software other than the Non-exclusive Applications Software, including without limitation the Applications Software designated as exclusive in Exhibit A.
                                                          ---------

         2.  Development and Delivery of Software.

          2.1 Development. Connect will develop the Applications Software for TWC pursuant to the Delivery Schedule. The OneServer Software will serve as the platform for the Applications Software. The OneManager Software will provide a means of managing and administering the OneServer Software.

          2.2 Delivery. Connect will deliver and install the Deliverables in accordance with the Delivery Schedule. Except as otherwise specified in Exhibit A for Third-Party Software, all Software will be delivered in both
     ---------
     object code and source code versions and will be delivered together with relevant Documentation, provided that the source code for the Connect Software will be delivered to the escrow agent as set forth in the Escrow Agreement attached hereto as Exhibit C. The Deliverables will be without
                                  ---------
     material errors or defects, and will conform in all material respects to the Specifications and other requirements of this Agreement. The amount of professional services payments which are due with respect to Deliverables delivered late shall be reduced by ten percent (10%)

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     for each month (pro rated for each portion of a month) such Deliverables are delivered after the date one month following the Delivery Date for such Deliverables. TWC will have no right to reduce payment as the result of a delay in delivery to the extent the delay is caused by TWC or Clement Mok Design acting as TWC's agent.

          2.3 Mutual Cooperation. The parties will cooperate and communicate in connection with the development and delivery of the Deliverables. At TWC's request, Connect will provide TWC with reasonable progress reports, including descriptions of work completed and problems encountered, and supply copies of work in progress.

          2.4 Modification of Specifications. TWC may from time to time, prior to or after delivery of Deliverables, modify the Specifications. In such event, Connect will, at TWC's request, make changes to the Deliverables to comply with the modified Specifications, provided that the fees and the Delivery Date will be adjusted to reflect the actual cost and actual time of making the changes. Any such revision to the fees and Delivery Date will be agreed to in writing before Connect commences any work on the changes.

          2.5 Review and Testing. Upon delivery to TWC of Deliverables, TWC will review and test the Deliverables to determine whether the Deliverables comply with the Specifications. If TWC rejects the Deliverables, TWC will provide written notice to Connect of the manner in which the Deliverables fall to comply with the Specifications. If TWC does not respond to Connect in writing within twenty (20) business days after receipt of Deliverables, the Deliverables will be deemed accepted.

          2.6 Rejection of Deliverables. In the event that TWC rejects any Deliverables for failure to comply with the Specifications, Connect will have an additional twenty (20) business days to submit a corrected version. If Connect fails to submit a corrected version conforming to the Specifications within such twenty (20) day period, TWC will have the right, at TWC's option:

                   (a) to terminate this Agreement, and be refunded all amounts other than the amounts designated on Exhibit B as
                                                             ---------
                        non-refundable; or

                   (b) to provide Connect with an additional twenty (20) day period to submit a corrected version, provided that the professional services payments due with respect to such Deliverables will be reduced by [*] percent [*] for each month (pro rated for each portion of a month) that the Deliverables are late beyond the original date of rejection.

     The process set forth in this Section 2.6 will continue until TWC accepts the Deliverables or elects to terminate this Agreement in accordance with
     Section 2.6(a). TWC will have no right to terminate this Agreement or reduce payment as the result of a delay in delivery to the extent the delay is caused by TWC or Clement Mok Design acting as TWC's agent.


* Confidential Treatment Requested

         3.  Licenses.

          3.1 Exclusive Applications Software. Connect hereby grants TWC an irrevocable, perpetual, paid-up, exclusive, transferable, worldwide right and license (with right to sublicense) to use, reproduce, distribute, make, sell, perform and display (whether publicly or otherwise), and prepare derivative works based on and otherwise modify all or any portions of the Exclusive Applications Software and derivative works thereof, and any patents, copyrights, trade secrets and other intellectual property rights relating thereto and products, process and other subject matter based thereon.

          3.2 Non-exclusive Applications Software. Connect hereby grants TWC an irrevocable, perpetual, paid-up, non-exclusive, transferable, worldwide right and license (with right to sublicense) to use, reproduce, distribute, make, sell, perform and display (whether publicly or otherwise), and prepare derivative works based on and otherwise modify all or any portions of the Non-exclusive Applications Software and derivative works thereof, and any patents, copyrights, trade secrets and other intellectual property rights relating thereto and products, process and other subject matter based thereon.

         3.3 Connect Software. Connect hereby grants TWC an irrevocable, perpetual, non-exclusive, non-transferable (except as set forth in Section 17.5) right and license to install and use, and to perform and display (whether publicly or otherwise) the Connect Software on the Designated Platform for access by the Maximum Number of Concurrent Users.

          3.4 Connect Software Source Code; Escrow Agreement. Connect hereby grants TWC an irrevocable, perpetual, non-exclusive, non-transferable (except as set forth in Section 17.5), right and license to use and to create derivative works based on, and otherwise modify, the Connect Software source code when delivered to TWC pursuant to the Escrow Agreement attached hereto as Exhibit C.
                        ---------

          3.5 Third-Party Software. Connect hereby grants to TWC an irrevocable, perpetual, non-exclusive, non-transferable sub-license to install and use, and to perform and display (whether publicly or otherwise) the Third-Party Software for use on the Designated Platform solely in connection with TWC's use of the Connect Software.

          3.6 Archival Copies. TWC may make five (5) copies of the Connect Software for archival purposes. Each copy of the Connect Software will be subject to the terms of this Agreement All titles, trademarks, copyright notices and other proprietary markings (collectively, the "Marks") will be reproduced on all copies of the Connect Software, and TWC will not cause or permit removal of the Marks.

          3.7 Documentation. Connect hereby grants to TWC an irrevocable, perpetual, paid-up, non-exclusive, transferable, worldwide right and license (with right to sublicense) to use, reproduce, distribute, make, sell and prepare derivative works based on and otherwise modify all or any portions of the Documentation as reasonably required for TWC's internal use in operating DreamShop.

         4.  Moral Rights; Patent Rights.

          4.1 Moral Rights. The rights and licenses granted in Section 3 include, without limitation, the license to modify (including without limitation making additions and deletions from) the Applications Software, regardless of the medium into which such Applications Software may be modified and regardless of the effect of such modifications on the integrity of the Applications Software. Connect (on behalf of itself and its contractors and suppliers) further hereby waives and agrees not to assert any "moral right" Connect or its contractors or suppliers may have with respect to the Applications Software.

          4.2 Patent Rights. The licenses granted in Section 3 include, without limitation, the license under any patents of Connect to use, reproduce and distribute all or any portion of the Connect Software, the Applications Software and any derivative works thereof, whether alone or in combination with other software or hardware, provided that such patent license with respect to the Connect Software will apply only to the extent the Connect Software is to be used in accordance with the limitations set forth in
     Section 3.3.

         5. Maximum Number of Concurrent Users; Substitute Platforms; Additional Platforms

          5.1 Maximum Number of Concurrent Users; Server Class. TWC may, from time to time, in its sole discretion, increase the Maximum Number of Concurrent Users and upgrade the Server Class, provided that the TWC shall pay to Connect an additional licensing fee in an amount no greater than to the difference between the licensing fee charged generally by Connect for a license of the Connect Software and the Third Party Software for the upgraded Server Class for access by the increased Maximum Number of Concurrent Users and any amount already paid by TWC pursuant to this Agreement as a licensing fee for the Connect Software and the Third Party Software.

          5.2 Substitute Platforms. TWC may from time to time, in its sole discretion, change the Designated Platform (including the location thereof) or replace the Designated Platform with an alternative server hardware and related operating system and network software within the Server Class (a "Substitute Platform"), provided that TWC will provide Connect with written notice within thirty (30) business days after such change or replacement.

          5.3 Additional Platforms. TWC may from time to time, in its sole discretion, designate additional server hardware and related operating system and network software (in addition to the Designated Platform) to serve as a platform or platforms for the Software (each an "Additional Platform"). In such event, Connect will grant a license to TWC for installation and use of the Connect Software and the Third Party Software on each Additional Platform. The licensing fees payable by TWC for such license will be no greater than the fees charged by Connect for licenses of the Connect Software and Third Party Software generally for installation and use on similar platforms.

          5.4 Substitute Version of Software; Porting. If requested by TWC, Connect will provide TWC with a substitute version of the Connect Software which is compatible with a Substitute Platform or an Additional Platform (provided that a version of the Connect Software exists which is compatible with the computer network and related operating system and network software underlying such Additional Platform or Substitute Platform). TWC will pay Connect a servicing fee for such substitute version in an amount no greater than the servicing fee charged by Connect to customers generally. Furthermore, if requested by TWC, Connect will exercise its best efforts to port the Software to a Substitute Platform or an Additional Platform provided that a version of the Connect Software exists which is compatible with the computer network and related operating system and network software underlying such Additional Platform or Substitute Platform). The scheduling of such porting services will be subject to availability of Connect staff, provided that TWC will be granted priority no less favorable than other Connect customers. TWC will pay Connect a fee for such porting services in an amount no greater than an amount computed on the basis of Connect's hourly rate for contract services charged to customers generally.

         6.  Payments by TWC.

          6.1 Payment. In addition to the payments in the aggregate of [*] already made by TWC, TWC will pay Connect [*] for professional services and [*] as a down payment for the Connect Software upon execution of this Agreement. TWC will make further payments in amounts set forth on the Delivery Schedule. All payments will be due upon acceptance by TWC of the Deliverables set forth opposite such payments. All payments will be paid in full within thirty (30) days after such due date and will be in United States Dollars.

          6.2 Taxes. TWC will be responsible for all duties, freight, and sales or use taxes relating to the Software.

         7.  Technical Training; Support; Correction of Defects.

          7.1 Training of TWC Personnel. Connect will provide employees and/or contractors of TWC, for a fee in an amount no greater than an amount computed on the basis of Connect's hourly rate charged to Connect's customers generally, with customized technical and operational training with respect to the use of the Software and the use and further development of the Applications Software. In addition, TWC shall be entitled to enroll two TWC employees in and/or contractors in the OneServer Client Administration Class [*] and additional employees and/or contractors at a charge of [*] per person per two (2) day OneServer Client Administration or OneServer Host Administration class, [*] per five (5) day Introduction to OneServer Development class, or a group rate of [*] per two (2) day One Server Client Administration or OneServer Host Administration class of up to eight (8) people or $[*] per five (5) day Introduction to OneServer Development class of up to eight (8)


                      * Confidential treatment requested
     people. All training will be conducted at the Connect Regional Office in Stamford, Connecticut.

          7.2 Correction of Defects. For a period of one hundred eighty (180) days after the acceptance of the final portion Software, Connect will promptly correct any defect or error in such Software, or any failure of any such Software to operate substantially in accordance with and further to comply in all material respects with the Specifications, and Connect will thereupon promptly deliver to TWC the corrected Software. Connect will exercise its best efforts to make the corrections, and deliver the corrected Software, within twenty (20) days after notice from TWC of any defect, error or failure. In addition, Connect will replace without charge tapes, diskettes or other media embodying the Deliverables that are defective under normal use.

          7.3 Annual Maintenance Agreement. TWC may, at its sole option, order yearly maintenance services pursuant to the terms of the form of Annual Maintenance Agreement attached hereto as Exhibit D (any such agreement the
                                              ---------
"Annual Maintenance Agreement"). TWC's failure to exercise such option in any given year will not in any way impair its rights hereunder. However, in the event that TWC fails to exercise such option in any given year, TWC will not be entitled to exercise such option in any following year unless TWC pays to Connect all fees due under the Annual Maintenance Agreement for the years during which such option was not exercised.

          7.4 Technical Support. Connect shall make technical support available to TWC as set forth in the Annual Maintenance Agreement attached hereto as Exhibit D.
     ---------

         8. Project Managers; Staffing; Agreements with Personnel; Travel Expenses.

          8.1 Project Managers. Each party will designate one or more employees (each a "Project Manager") to serve as a liaison with respect to the other party. Each party will notify the other after a change in the designated Project Managers.

          8.2 Staffing, Connect will identify to TWC in writing the employees and contractors assigned to the development of the Applications Software (collectively, the "Project Team"), and will promptly notify TWC of any change in the Project Team. Furthermore, TWC will be entitled to suspend or terminate this Agreement at any time, in the event that TWC is not reasonably satisfied that he Project team possesses sufficient technical or design resources to satisfy the obligations of Connect hereunder.

          8.3 Connect's Agreements with Personnel. Connect will obtain and maintain in effect written agreements with all personnel who participate in the development of the Applications Software. Such agreements will contain terms sufficient for Connect to comply with the terms of this Agreement. including, without limitation terms (a) assigning to Connect all right, title and interest in and to the Applications Software, and (b) agreeing to maintain in confidence all Confidential Information and proprietary information provided by or assigned to TWC.

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     8.4  Travel Expenses. Following submission of receipts TWC will reimburse
Connect for reasonable out-of-pocket travel expenses, provided that TWC has granted Connect prior written approval of such expenses.

    9.    Ownership and Proprietary Right Notices.

     9.1 Non-exclusive Applications Software; Connect Software. TWC acknowledges that, as between TWC and Connect, Connect is the owner of all right, title and interest in and to the Connect Software and the Non-exclusive Applications Software, including any copyright, trademark and patent rights therein. TWC will not decompile or disassemble the Connect Software.

     9.2 Exclusive Applications Software; DreamShop. Connect acknowledges that, as between Connect and TWC, TWC holds an exclusive license to the TWC Exclusive Software, and Connect will not use, reproduce, distribute, make, sell, perform, display or prepare derivative works from such Software. Furthermore, Connect acknowledges that, as between Connect and TWC, TWC is the owner of all right, title and interest to all trademarks (registered or unregistered), tradenames and logos included in DreamShop, including, without limitation, "DreamShop," and any copyright, trademark and patent rights therein.

    10.   Term and Termination.

     10.1 Termination. Either party may terminate this agreement for cause by giving written notice to the other party. For purposes of this Section 10, "termination for cause" shall include termination pursuant to Sections 2.6 and
8.2 of this Agreement. In addition, "termination for cause" shall include termination by either party, by giving written notice to the other party, upon the occurrence of any of the following events: (a) there occurs a material breach of this Agreement by the other party and such breach remains uncured for thirty (30) days after receipt of written notice thereof by the other party, or
(b) the other party petitions for or consents to any relief under any bankruptcy, reorganization or similar statute, makes an assignment for the benefit of its creditors, or petitions for the appointment of a receiver, liquidator, trustee or custodian of all or a substantial part of its assets, or a receiver, liquidator, trustee or custodian is appointed for all or a substantial part of its assets and is not discharged within thirty (30) days after the date of such appointment. A party's right to terminate for cause will be in addition to any other remedies it may have under this Agreement or under applicable law.

     10.2 Effect of Termination. Upon termination of this Agreement, both parties' rights and obligations under this Agreement will terminate, provided that Sections 3,4, 5.1, 7.2, 9-13 and 15-17, inclusive, will survive termination of this Agreement, and, in the event that TWC has terminated the Agreement without cause, Section 6.1 will survive termination to the extent that TWC will remain obligated to pay amounts which have become due and payable at the time of termination. In this event this Agreement is terminated by TWC for cause, TWC shall be refunded all fees paid hereunder, except the fees designated on
Exhibit B as "non-refundable."
- ---------

         11.  Warranties.

          11.1 Connect Warranties. Connect represents, warrants and covenants that (a) Connect has full corporate power to enter into this Agreement and to perform its obligations hereunder; (b) Connect has the right to grant the rights, licenses and sub-licenses contemplated by this Agreement, and Connect owns or has obtained all necessary licenses, releases, assignments or other rights necessary therefor, (c) the Software, during the period of one hundred eighty (180) days following acceptance by TWC, will operate substantially in accordance with and further comply in all material respects with the Specifications; and (d) the Software and the Documentation and the use thereof as contemplated by this Agreement do not infringe or misappropriate any copyright, trademark, trade secret, patent, publicity, privacy or other rights of any person, and are not and will not be defamatory or obscene, and Connect has no knowledge of any basis for a claim of such infringement, misappropriation, defamation or obscenity. Connect warranties do not apply to any modifications made by TWC.

          11.2 No Other Warranties. THE WARRANTIES IN THIS SECTION 11 ARE IN LIEU OF ALL OTHER WARRANTIES, AND EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         12. Limitation of Liability. Neither party will, under any circumstances, be liable to the other party for loss of profits, loss of revenue, or any special, indirect or consequential damages of whatever nature arising from or relating to this Agreement, even if the party has been notified of the possibility of such damages, provided that this limitation of liability will not affect the parties' obligations under
     Section 13.

         13.  Indemnification.

          13.1 Connect Obligations. Connect will indemnify, hold harmless and defend TWC and its Affiliates against any claim, suit or proceeding and any damages or liability therefrom or settlement thereof (including reasonable fees of attorneys and related costs) to the extent (a) based on a claim that the Software or the Documentation infringes any copyright, trademark, patent, trade secret, publicity, privacy or other rights of any person, provided that Connect will have no liability for any modifications to the Software made by TWC or its Affiliates, or (b) resulting from a breach, or based on a claim that, if true, would be a breach, of this Agreement by Connect, including, without limitation, a breach of the representations, warranties and covenants of Section 11.1.

          13.2 TWC Obligations. TWC will indemnify, hold harmless and defend Connect against any claim, suit or proceeding and any damages or liability therefrom or settlement thereof (including reasonable fees of attorneys and related costs) to the extent (a) based on a claim that, as a result of modifications to the Software or the Documentation made by TWC or its Affiliates, the Software infringes any copyright, trademark, trade secret, patent, publicity, privacy, or other rights of any person, or

     (b) resulting from a breach, or based on a claim that, if true, would be a breach, of this Agreement by TWC.

          13.3 Indemnification Procedures. A party ("indemnifying party") will not be obligated to indemnify, hold harmless or defend the other party ("indemnified party") unless the indemnified party (a) provides prompt notice of the commencement of the claim, suit or proceeding for which indemnification is sought, (b) cooperates with the indemnifying party, and
     (c) allows the indemnifying party to control the defense, provided that (i) the indemnified party may, at its option and expense, participate and appear on an equal footing with the indemnifying party in the claim, suit or proceeding and (ii) neither party may settle a claim, suit or proceeding without approval of the other party, which approval will not be unreasonably withheld or delayed. If there is a finding of infringement or misappropriation of any copyright, trademark, trade secret, patent, publicity, privacy, or other rights of any person, or of defamation or obscenity, the indemnifying party will have the right, at its option, to the extent practicable, to mitigate its liability by replacing the affected products with noninfringing products that offer substantially the same functionality performance and other benefits as the affected products.

         14. Insurance. Connect will at all times maintain liability insurance in an amount sufficient to satisfy its potential liability hereunder and in no event less than Two Million Dollars ($2,000,000).

         15. Confidential Information. "Confidential Information" of each party means information that is disclosed by such party to the other party in connection with this Agreement and conveyed (a) in written, graphic, machine-readable or other tangible form and conspicuously marked "confidential," "proprietary" or in some other manner to indicate its confidential nature; or (b) orally, provided that such information is designated as confidential or proprietary at the time of such oral disclosure and is confirmed in writing as confidential within ten (10) days after the oral disclosure (collectively, "Confidential Information"). Confidential Information includes, without limitation, the terms and conditions of this Agreement and the Specifications relating to the Exclusive Applications Software. A party will not use, or disclose to a third party, the Confidential Information of the other party, except for the purposes contemplated by, or in exercise of the rights and licenses granted under, this Agreement. Notwithstanding the above, information will not be deemed Confidential Information if the information (i) is or becomes generally known to the public through no unlawful act of the recipient;
     (ii) was known to the recipient at the time of disclosure; (iii) was independently developed by the recipient; or (iv) becomes known to the recipient from a source other than the disclosing party without breach of the disclosing party's rights. A party may also disclose Confidential Information of the other party to the extent (A) authorized in writing by the other party, or (B) required by applicable law or a court of competent jurisdiction.

         16. Publicity. Connect will not make any public announcement concerning the existence of this Agreement without the prior written consent of TWC. TWC will have the right to approve the text of any such public announcement in its sole discretion, which approval will not be unreasonably withheld.

         17. Miscellaneous.

          17.1 Rights of Affiliates. TWC may have its rights and licensed under this Agreement exercised by, and to sublicense its rights and licenses hereunder to, Affiliates of TWC, provided that (a) such Affiliates acting hereunder will be subject to the terms and conditions of this Agreement, and (b) no act or omission of an Affiliate will affect TWC's obligations under this Agreement.

          17.2 Governing Law. This Agreement will be interpreted according to the laws of the State of New York (except for its choice-of-law rules).

          17.3 Relationship of Parties. The relationship of the parties will be that of independent contractors. Neither party will have the right to bind, represent or act for the other party. The parties will have no agency, partnership, joint venture or fiduciary duties to each other. Except as otherwise expressly provided herein, each party will bear its own costs and expenses, including travel expenses, in connection with performing its obligations and exercising its rights in connection with this Agreement. The parties acknowledge that TWC will have no right to control the manner, means or method by which Connect performs the services called for by this Agreement. Rather, TWC will be entitled only to direct Connect with respect to the elements of services to be performed by Connect and the results to be derived by TWC, to inform Connect as to such services by Connect for the limited purposes of assuring that such services have been performed and confirming that such results were satisfactory.

          17.4 Hyper-text Links. As long as TWC uses the Connect Software in connection with DreamShop, TWC will maintain an active hyper-text link on the World Wide Web site www.dreamshop.com to www.connectinc.com and Connect will maintain an active hyper-text link on the customer page of the World Wide Web site www.connectinc.com to www.dreamshop.com.

          17.5 Joint Marketing. The parties agree to cooperate with respect to jointly marketing and selling the Application Software to third parties under terms and conditions to be negotiated. In the event that TWC enters into an agreement for license of the Applications Software to a third party and TWC has provided Connect with written notice setting forth the identity and address of such third party no less than ten (10) business days prior to entering into such an agreement, Connect shall license the Connect Software to such third party for license fees no greater than the license fees charged by Connect to Connect's customer generally for the Connect Software, and pursuant to terms and conditions no less favorable than the terms and conditions offered to Connect's customers generally. Notwithstanding the foregoing, Connect shall not be required to provide a license to the Connect Software to any third party that is engaged in the business of the engineering and development of World Wide Web server platform software for electronic commerce applications. Nothing in this
     Section 17.5 shall require

     Connect to bear responsibility for compatibility between the Connect Software and the Applications Software to the extent such Applications Software has been modified by TWC or any third party subsequent to delivery to TWC by Connect.

          17.6 Assignment. This Agreement may not be assigned or delegated by either party without the prior written approval of the other party, except that (a) either party may assign all its rights, and delegate all its obligations, as part of a merger, reorganization or sale of all or substantially all the assets of the business to which this Agreement relates, and (b) TWC may assign all its rights, and delegate all its obligations, to an Affiliate. Subject to the foregoing, this Agreement is binding on the parties and their successors and assigns.

          17.7 Waiver. Waiver by either party of a breach by the other party of any provision contained herein will be in writing. The waiver of a breach will in no way be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself.

          17.8 Severability. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision will be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law or applicable court decision.

          17.9 U.S. Government Rights. All software is provided with restricted rights. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph (c)(l)(ii) of the Rights in Technical Data and Computer Software at 252.227-7013 or subparagraph
     (c)(l)-(2) of the Commercial Software-Restricted Rights Clause at
     48 CFR 52.227-19, as applicable. Contractor/manufacturer is Connect, Inc., 515 Ellis Street, Mountain View, CA 94043-2242.

          17.10 Force Majeure. Non-performance of either party will be excused to the extent that performance is rendered impossible by strike, fire, flood, government act or similar causes, beyond the control, and not caused by the negligence, of the non-performing party.

          17.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior or contemporaneous representations, discussions, negotiations, conditions and agreements, whether written or oral. This Agreement may be amended only by a writing signed by an authorized representative of the party against which enforcement is sought.

          The foregoing Agreement is hereby executed as of the date first written above.

TIME WARNER CABLE, a division of               CONNECT, INC.
TIME WARNER ENTERTAINMENT
COMPANY.

By: /s/ Jennifer Carney                        By: /s/ Thomas P. Kehler
   -------------------------------                ------------------------------

Name:  Jennifer Carney                         Name:   Thomas P. Kehler
      ----------------------------                  ----------------------------

Title: Vice President                          Title: President & CEO
       ---------------------------                   ---------------------------

Digital Marketing Group                        515 Ellis Street
Time Warner Entertainment Company              Mountain View, CA 94043-2242
1271 Avenue of the Americas                    Attention:
New York, NY 10020                             Fax: (415) 254-4800
Attention: Jennifer Carney
Telephone: (212) 522-2692
Fax: (212) 522-0556

                                   EXHIBIT A

     DESIGNATED PLATFORM

     The models and locations of the servers which constituted the initial Designated Platform are:

     Sun:

                   [*]
                   [*] mhz processors
                   [*]MB of RAM
                   Operating System: [*]

                               [*]

                   (Model numbers to be determined)

     The initial designated platform may be located at the following locations:

                   Connect's Data Center
                   515 Ellis St.
                   Mountain View, CA 94043

                   Time, Inc. New Media
                   1251 Avenue of the Americas
                   Rockefeller Center
                   New York, NY 10020

                   Paragon Cable
                   3311 South Main Street
                   Horseheads, NY 14845

                   Warner Cable
                   1655 Brittain Road
                   Akron, OH 44310-3998

                   Time Warner Southwestern Cable TV
                   8949 Ware Court
                   San Diego, CA 92121


* Confidential treatment requested

     SERVER CLASS

     The Server class consists of the following [*]. The Server Class further consists of the following [*].

     MAXIMUM NUMBER OF CONCURRENT USERS

     The initial maximum number of concurrent users is [*].

     THIRD-PARTY SOFTWARE

     Title/Owner
     -----------

     Oracle (RDBMS Runtime version 7.1)

     Fulcrum (Searchtools version 2)

     RSA (BSafe version 2.1)

     DREAMSHOP SPECIFICATIONS

     The overall scope of the Software is set forth in the [*]. The following documents (the "Additional Documents") set forth the detailed design and implementation of the Software: [*] To the degree, if any, that there is a conflict between the Specifications set forth in the NDOFS and Specifications set forth in the Additional Documents, the Specifications set forth in the Additional Documents shall govern.

     TWC EXCLUSIVE SOFTWARE

     The following components of the Applications Software are TWC Exclusive
Software:

     a. the "look and feel" of DreamShop, including any "look and feel" provided by [*],


* Confidential treatment requested

     b. HTML text and directives used to implement the [*]

     c. the actual DreamShop [*] hierarchy,
                    ---------

     d. the [*] DreamShop departments,
                ---------

     e. any DreamShop [*] defined by DreamShop production
            ---------
        personal

     f. the DreamShop specific lists of [*]
            ---------

     g. the DreamShop specific [*]
            ---------

     h. the DreamShop specific formats for [*]
            ---------

     i. the DreamShop specific lists of available [*]
            ---------

     j. the DreamShop specific, substantive [*]
            ---------


     k. the DreamShop specific, substantive [*]
            ---------

     l. the actual DreamShop [*]
                   ---------
     m. the DreamShop specific assets loaded into the database, that is the [*]
            ---------

     n. the DreamShop specific defined [*]
            ---------
        associated with [*] of products as defined in the DreamShop [*] and

     o. the DreamShop [*]
            --------

     NON-EXCLUSIVE APPLICATIONS SOFTWARE

     Connect must own and protect those components of the application software which are generalized software mechanisms. The following application elements are included in this category:

*Confidential treatment requested

     a. OneServer node definitions incorporated into the Applications software, other than as set forth in this Exhibit A under heading "TWC EXCLUSIVE SOFTWARE."

     b. override methods installed on nodes incorporated into the Applications software, other than as set forth in this Exhibit A under heading "TWC EXCLUSIVE SOFTWARE;"

     c. hierarchical relations between nodes incorporated into the Applications software, other than as set forth in this Exhibit A under heading "TWC EXCLUSIVE SOFTWARE;" and

     d. access control of functionality by user type incorporated into the Applications software, other than as set forth in this Exhibit A under heading "TWC EXCLUSIVE SOFTWARE."

                                   EXHIBIT B

                               DELIVERY SCHEDULE

- --------------------------------------------------------------------------------
Date                             Deliverables               Payment
- ----                             ------------               -------

- --------------------------------------------------------------------------------
Deposit upon execution of                                   $[*] professional
letter of intent                                            services - non-
                                                            refundable)(paid)

- --------------------------------------------------------------------------------
Paid on [*]                      The Specifications         $[*] professional
                                                            services - non-
                                                            refundable)(paid)

- --------------------------------------------------------------------------------
[*]                              data conversion            $[*]
                                 tables; intermediate       (professional
                                 design formats             services - non-
                                                            refundable)(paid)

- --------------------------------------------------------------------------------
[*]                                                         $[*]
                                                            (professional
                                                            services)(paid)

- --------------------------------------------------------------------------------
Execution of Contract                                       $[*] (down
                                                            payment for
                                                            the Connect
                                                            Software and
                                                            the Third Party
                                                            Software)

- --------------------------------------------------------------------------------
[*]                              The Specifications

* Confidential Treatment Requested

- --------------------------------------------------------------------------------
[*]                              The Software - Sections    $[*] (license
                                 IA lB, IIA of Delivery     fee for the Connect
                                 Schedule dated             Software and the
                                 February 20, 1996          Third Party
                                                            Software)

                                                            $[*]
                                                            (professional
                                                            services)

- --------------------------------------------------------------------------------
[*]                              The Specifications for
                                 the Software set forth
                                 on Section IIB of the
                                 Delivery Schedule dated
                                 February 20, 1996.

- --------------------------------------------------------------------------------
Date to be determined            The Software - Section     $[*]
                                 IIB of the Delivery        (professional
                                 Schedule dated             services)
                                 February 20, 1996

- --------------------------------------------------------------------------------
Date to be determined            Three additional web       $0
                                 server elements of the
                                 Connect Software to
                                 operate on the
                                 Cable Modem Platforms

- --------------------------------------------------------------------------------

* Confidential treatment requested

                                   EXHIBIT D

                          ANNUAL MAINTENANCE AGREEMENT


     This Annual Maintenance Agreement (this "Agreement") is made as of _____________ (the "Effective Date") by and between Time Warner Cable, a division of Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWC"), and Connect, Inc., a California corporation ("Connect").


                                    RECITALS

     A. TWC and Connect have entered into the Development and License Agreement dated March 29, 1996 (the "License Agreement") pursuant to which TWC has licensed the Connect Software (as defined in the License Agreement) from Connect.

     B. In connection with the License Agreement, TWC and Connect have entered into an Escrow Agreement dated March 29, 1996 (the "Escrow Agreement").

     C. TWC wishes to have, and Connect wishes to provide, support and maintenance services with respect to the Connect Software.

     Accordingly, the parties agree as follows:

                                   AGREEMENT

l. DEFINITIONS. The following defined terms, and other capitalized terms, defined herein, will govern the interpretation of this agreement. Capitalized terms that are used and not otherwise defined will have the meaning set forth in the License Agreement.

      1.1 "COMPATIBLE SOFTWARE" means any third party software designated by Connect as compatible for use in combination with the Connect Software. In the event that TWC provides Connect with notice of its intention to use specified third party software in combination with the Connect Software and Connect does not respond to Time Warner in writing within thirty (30) days of such notice, such specified software shall be Compatible Software.

      1.2 "EFFECTIVE DATE" has the meaning set forth in the preamble of this Agreement.

      1.3 "ERROR" means a material failure of the Connect Software to comply with the Specifications which causes a substantial negative impact on the operation of DreamShop. A failure resulting from modifications or damage to the Connect Software by TWC, or TWC's use of the Connect Software on a CPU or with an operating system other than the Designated Platform or in combination with any third party software other than Compatible Software, is not considered an Error.

     1.4 "ERROR CORRECTION" means either a modification or addition that, when made or added to the Connect Software, brings the Connect Software into compliance with the Specifications.

     1.5 "MAJOR ERROR" means any Error in the Connect Software which (a) causes the Connect Software to halt, (b) causes data to be lost or destroyed, (c) prevents the Connect Software from being installed or executed on the properly configured environment, (d) prevents the user from running any major sub-system of the Connect Software, or (e) prevents end-users from accessing DreamShop.

     1.6 "MINOR ERROR" means any Error which is not a Major Error.

     1.7 "MAINTENANCE UPDATE" means an updated revision of the Connect Software that includes Error Corrections.


2. MAINTENANCE SERVICES

     2.1 ERROR CORRECTION.

           (a) Major Errors. Connect will, within twenty-four (24) hours of the receipt of notice of any Major Error, initiate work to correct such Major Error and use its best efforts to correct the Major Error, including any necessary modification to the Connect Software. In the event that Connect is unable to replicate the Major Error within five (5) business days of receiving notice of such Major Error from TWC, Connect will, at Connect's expense, dispatch to the site of the Designated Platform a skilled, knowledgeable and experienced technical person or team to work on-site to diagnose and resolve the error and TWC will cooperate with such person in the diagnosis and resolution of the error. In the event that Connect is unable to correct any Major Error within ten
(10) business days of receipt of notice of the Major Error, TWC may, at its option: (i) terminate this Agreement and be refunded all amounts paid hereunder or (ii) request that Connect provide TWC with the Source Code for the Connect Software. In the event that Connect fails to provide TWC with the Source Code within ten (10) business days of TWC's written request, TWC may obtain the source code from the escrow agent designated pursuant to the Escrow Agreement.

           (b) Minor Errors. In the event of a Minor Error TWC will provide Connect with notice of such Minor Error. Connect will exercise its best efforts to include an Error Correction for such Minor Error in the first Maintenance Update issued following notice of such Minor Error. In the event that Connect has not issued a Maintenance Update within ninety (90) days of receipt of notice of the Minor Error which includes an Error Correction for such Minor Error, TWC will be entitled to terminate this Agreement and be refunded all amounts paid hereunder.

     2.2 TWC RESPONSIBILITIES. TWC agrees to notify Connect in writing promptly following the discovery of any Error. Further, upon discovery of an Error, TWC agrees, if requested by Connect, to submit to Connect a listing of output and any other data that Connect may require in order to reproduce the Error and the operating conditions under which the Error occurred or was discovered.

     2.3 TELEPHONE SUPPORT. At all times, Connect will make a member of its maintenance staff available by telephone to TWC's Project Manager to assist TWC's installation, use or modification of the Connect Software.

     2.4 FIELD MAINTENANCE. Upon request, Connect will provide field support and maintenance services at any TWC sites.

     2.5 DOCUMENTATION. Connect will provide TWC with reasonably complete information from time to time on the operation, administration, maintenance, diagnosis of problems with, provisioning, modification and other support of the Connect Software, in accordance with standards generally observed in the industry. The information will be in documentation and supplemented by telephone consultation with Connect personnel.

     2.6 EXCLUSIONS FROM MAINTENANCE SERVICES. This Exhibit also does not cover maintenance services for any failure or defect in the Connect Software caused by any of the following:

           (a) modifications to the Connect Software not made or authorized by Connect;

           (b) software other than the Connect Software;

           (c) application interfacing between the Connect Software and other software;

           (d) use of Connect Software (i) with hardware that has not been approved by Connect, or (ii) on a CPU other than the Designated Platform; or

           (e) Errors in any version of the Connect Software other than the most recent installed and accepted version and the version installed and accepted immediately prior to the most recent installed and accepted version.

     2.7 PAYMENT. In consideration for the maintenance services, TWC shall pay Connect a fee in an amount computed as [*] percent [*] of the licensing fee of the Connect Software and the Third Party Software under the License Agreement, which sum shall be due and payable in twelve equal monthly installments commencing on the Effective Date.


* Confidential treatment requested

3.  SOURCE CODE

     3.1 SOURCE CODE LICENSE. In the event that TWC requests that Connect provide TWC with Connect Software source code ("Source Code") pursuant to
Section 2.1(a) of this Agreement, Connect will provide TWC with one (1) copy of such Source Code and will grant TWC a non-exclusive, non-assignable license to use, boot, load, execute, modify, translate, and disassemble such Source Code for the sole purpose of correcting any Major Error.

     3.2 OWNERSHIP OF COPYRIGHT; RESTRICTIONS ON USE OR TRANSFER. TWC acknowledges that the source code is copyrighted and contains trade secrets and proprietary information of Connect. TWC may not copy or otherwise reproduce any part of the Source Code except that TWC may load the Source Code into the Designated Platform in connection with correcting any Major Error. TWC may not boot, load, execute, use, transfer, promote, market, distribute, sublicense, sell, modify, translate, reverse engineer, reverse compile, or disassemble the Source Code, or any copy, modification, or merged portion, in whole or in part, except as expressly provided in this Section 3.

     3.3 NON-DISCLOSURE OF SOURCE CODE. TWC will not use the Source Code for its own use except as provided in this Section 3. TWC will not disclose the Source Code to third parties or to any employees of TWC, except TWC may disclose the Source Code to employees or contractors in connection with the correction of any Major Error. TWC shall require all employees or contractors to whom the Source Code is disclosed to execute a non-disclosure agreement in content substantially similar to this Section 3.3. TWC agrees that it shall protect the confidentiality of and take all reasonable steps to prevent disclosure or use of the Source Code to prevent them from falling into the public domain or the possession of unauthorized persons, including placing any source tapes and listings for the Source Code in a secure location or vault at all reasonable times.

     3.4 PROTECTION AND SECURITY OF LICENSED MATERIALS. TWC will take appropriate action, by instruction, agreement or otherwise, with any persons permitted access to the Source Code so as to enable TWC to satisfy its obligations under this Section 3.4. TWC will not remove any legal notice, copyright notice, trademark or trade name which may appear on, or in, the Source Code.

     3.5 TERMINATION OF LICENSE. The license granted pursuant to Section 3.1 will terminate upon the earliest to occur of the following:

           (a) there is no outstanding Major Error; or

           (b) the filing of an Order for Relief against TWC by a Federal Court under Title 11 of the United States Code; the appointment of a receiver for TWC due to TWC's insolvency; or the general assignment of the assets and business of TWC for the benefit of its creditors.

Upon termination of the license granted pursuant to Section 3.1, TWC will immediately return to Connect the Source Code and will certify in writing to Connect that it has complied with this Section 3.5.


4. MAINTENANCE UPDATES/RELEASES

     4.1 MAINTENANCE UPDATES. Connect may, from time to time, issue Maintenance Updates of the Connect Software containing Error Corrections. Without charge, Connect will provide TWC with one (1) copy of each Maintenance Update for each copy of the Connect Software being maintained under this Agreement and will provide assistance to TWC to install and operate each Maintenance Update, which assistance will include, if necessary, the dispatching of a skilled, knowledgeable and experienced technical person to the site of the Designated Platform for a fee in an amount no greater than an amount computed on the basis of Connect's standard hourly rates charged to Connect's customers generally. The parties acknowledge that each Maintenance Update is functional only if TWC has obtained and installed all prior applicable Maintenance Updates. If TWC chooses not to install any Maintenance Update, Connect will maintain back-level support of the previous version to the current update accordingly on a best efforts basis.

     4.2 RELEASES. During the term of this Agreement, TWC will be entitled to any new release of the Connect Software (each a "New Release") [*].

     4.3 DIAGNOSTICS AND DOCUMENTATION. Each Maintenance Update and New Release will be accompanied by diagnostics and documentation, including, without limitation, installation and operations information and release notes, in accordance with standards generally observed in the industry.

5. TERM. The term of this Agreement is one year commencing on the Effective
Date.

6. DISPUTES. All disputes relating to whether an Error constitutes a Major Error or a Minor Error shall be resolved by binding arbitration pursuant to this
Section 6. All such disputes shall be resolved by binding arbitration according to the then-current Commercial Arbitration Association Rules of the American Arbitration Association ("AAA") as modified by this Section 6. There shall be one arbitrator who shall be appointed by the AAA and who shall be a licensed attorney. The location of the arbitration shall be New York, New York. There will be such discovery as the arbitrator determines to be necessary for a just and speedy resolution of the dispute. The sole issue to be resolved will be whether an error in the Software constitutes a Major Error or a Minor Error. Hearings shall commence within ten (10) business days after the appointment of the arbitrator. The arbitrator shall provide their decision to the parties within ten (10) business days after conclusion of the evidentiary hearings. The decision of the arbitrator shall be binding upon the parties. If there is no final decision by the


* Confidential treatment requested
arbitrator within thirty (30) days after the request for arbitration is filed with the AAA, TWC will be entitled to the Source Code and the license described in Section 3, unless the arbitrator's delay in reaching a decision is caused by TWC.

7. MISCELLANEOUS. TWC may have its rights and licensed under this Agreement exercised by, and to sublicense its rights and licenses hereunder to, Affiliates of TWC, provided that (a) such Affiliates acting hereunder will be subject to the terms and conditions of this Agreement, and (b) no act or omission of an Affiliate will affect TWC's obligations under this Agreement. This Agreement will be interpreted according to the laws of the State of New York (except for its choice-of-law rules). The relationship of the parties will be that of independent contractors. Except as otherwise expressly provided herein, each party will bear its own costs and expenses, including travel expenses, in Connection with performing its obligations and exercising its rights in Connection with this Agreement. Waiver by either party of a breach by the other party of any provision contained herein will be in writing. The waiver of a breach will in no way be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision will be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law or applicable court decision. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior or contemporaneous representations, discussions, negotiations, conditions and agreements, whether written or oral.

   The foregoing Agreement is hereby executed as of the date first written above.


Time Warner Cable                              Connect


By:______________________________              By:______________________________

Name: ___________________________              Name: ___________________________

Title: ____________________________            Title: __________________________

                                                                       EXHIBIT C

                             PREFERRED REGISTRATION
                          TECHNOLOGY ESCROW AGREEMENT

                           Account Number ___________



     This Agreement is March 29, l996, among Data Securities International, Inc. ("DSI"), Connect, Inc. ("Depositor"), and Time Warner Cable, a division of Time Warner Entertainment Company, L.P. ("Preferred Registrant"), who collectively may be referred to in this Agreement as "the parties."

     A. Depositor and Preferred Registrant have entered into that certain Development and License Agreement, dated as of March 29, 1996 ("License Agreement") regarding certain proprietary technology of Depositor.

     B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

     C. The availability of the proprietary technology of Depositor is critical to Preferred Registrant in the conduct of its business and, therefore, Preferred Registrant needs access to the proprietary technology under limited circumstances.

     D. Depositor and Preferred Registrant desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

     E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States Bankruptcy Code, Section 365(n).

                             ARTICLE 1 -- DEPOSITS

     1.1 Obligation to Make Deposit. Pursuant to the terms of the License
         --------------------------
Agreement by the parties, Depositor shall deliver to DSI the proprietary information and other materials ("deposit materials") required to be deposited by the License Agreement, including those set forth in Exhibit A hereto.

     1.2  Identification of Tangible Media. Prior to the delivery of
          --------------------------------
the deposit materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored. Additionally, Depositor shall complete an Exhibit B to list each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

                                                                       EXHIBIT C



     1.3  Deposit Inspection. When DSI receives the deposit materials
          ------------------
and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Registrant may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

     1.4  Acceptance of Deposit. At completion of the deposit inspection, if DSI
          ---------------------
determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will sign the Exhibit B and mail a copy thereof to Depositor and Preferred Registrant. If DSI determines the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) sign the Exhibit B with the exceptions noted; and (c) provide a copy of the Exhibit B to Depositor and Preferred Registrant. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Registrant is Preferred Registrant's notice that the deposit materials have been received and accepted by DSI.

     1.5  Depositor's Representations. Depositor represents as follows as to
          ---------------------------
each deposit of the deposit materials:

          a. Depositor lawfully possesses all title, rights, and interest in and to all of the deposit materials deposited with DSI;

          b. With respect to all of the deposit materials, Depositor has the right and authority to grant to DSI and Preferred Registrant the rights as provided in this Agreement;

          c. The deposit materials are not subject to any lien or other encumbrance; and

          d. The deposit materials consist of the proprietary information and other materials required by the License Agreement to be deposited with DSI.

     1.6  Verification. Preferred Registrant shall have the right at any time,
          ------------
at Preferred Registrant's expense, to verify any deposit materials, including inspection and testing of the deposit materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials.

     1.7  Deposit Updates. Depositor shall deposit any updates, modifications
          ---------------
and enhancements to the deposit materials on a quarterly basis, within thirty
(30) days after the end of the quarter, unless Preferred Registrant agrees in writing that less frequent deposits are acceptable, provided that in no event will updates be made less frequently than once a year. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B, and the new Exhibit B shall be signed by Depositor. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the deposit materials shall include the initial deposit materials and any updates.

                                                                       EXHIBIT C


     1.8  Removal of Deposit Materials. The deposit materials may be removed,
          ----------------------------
exchanged and/or destroyed only on written instructions signed by Depositor and Preferred Registrant, or as otherwise provided in this Agreement.

                ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

     2.1  Confidentiality. DSI shall maintain the deposit materials in a secure,
          ---------------
environmentally safe, locked receptacle which is accessible only to authorized employees of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Registrant to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

     2.2  Status Reports. DSI will issue to Depositor and Preferred
          --------------
Registrant a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

     2.3   Audit Rights. During the term of this Agreement, Depositor
           ------------
and Preferred Registrant shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

                      ARTICLE 3 -- GRANT OF RIGHTS TO DSI

     3.1 Title to Media. Depositor hereby transfers to DSI the title to the
         --------------
media upon which the proprietary information and materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

     3.2  Right to Make Copies. DSI shall have the right to make copies of the
          --------------------
deposit materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the original deposit materials onto any copies made by DSI.

     3.3  Right to Sublicense Upon Release. As of the effective date of this
          --------------------------------
Agreement, Depositor hereby grants to DSI a non-exclusive, irrevocable, perpetual, and royalty-free license to sublicense the deposit materials to Preferred Registrant upon the release, if any, of the deposit materials in accordance with Section 4.5 below. Except upon such a release, DSI shall not sublicense or otherwise transfer the deposit materials.

                                                                       EXHIBIT C

                         ARTICLE 4 -- RELEASE OF DEPOSIT

      4.1 Release Conditions. As used in this Agreement, "Release Conditions"
          ------------------
shall mean the following:

          a. Depositor abandons its business relating to the Connect Software (as defined in the License Agreement) in the ordinary course of business; a receiver, trustee, or other custodian is applied for, consented to, or appointed for Depositor or its property; Depositor becomes insolvent or unable to pay its debts as they mature in the ordinary course or makes an assignment for the benefit of its creditors; Depositor is liquidated or dissolved; or any proceedings are commenced by or against Depositor under any bankruptcy, insolvency or debtor's relief law; or

          b. Depositor materially breaches its obligations under this Agreement to make deposits and updates and does not cure such breach within thirty (30) days alter receiving written notice of such breach from Preferred Registrant;

          c. Preferred Registrant becomes entitled to the Source Code pursuant to the Annual Maintenance Agreement; or

          d. Preferred Registrant otherwise has rights to the deposit materials in accordance with the terms and conditions of the License Agreement.

     4.2  Filing For Release. If Preferred Registrant believes in good faith
          ------------------
that a Release Condition has occurred, Preferred Registrant may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor by Federal Express or other recognized commercial courier.

     4.3  Release. Ten business days after the date DSI mails the notice
          -------
requesting release of the deposit materials, DSI is authorized and shall release the deposit materials to Preferred Registrant. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of the deposit materials held by DSI.

     4.4  Use License Following Release. Upon release of the deposit materials
          -----------------------------
in accordance with this Article 4, Preferred Registrant shall have the rights and licenses set forth in the License Agreement. Preferred Registrant shall remain subject to the confidentiality obligations of Section 15 of the License Agreement.

                       ARTICLE 5 -- TERM AND TERMINATION

     5.1 Term of Agreement. The initial term of this Agreement is for a period
         -----------------
of one year. Thereafter, this Agreement shall automatically renew from year to year unless (a) Depositor and Preferred Registrant jointly instruct DSI in writing at any time after one year that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with

                                                                       EXHIBIT C
Section 5.2. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one-year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

     5.2  Termination for Nonpayment. In the event of the nonpayment of fees
          --------------- ----------
owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past-due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement 10 days thereafter by sending written notice of termination to all parties, unless the past-due payment is made during such l0-day period. DSI shall have no obligation to take any other action under this Agreement so long as any payment due to DSI remains unpaid.

     5.3  Disposition of Deposit Materials Upon Termination. Upon any
          -------------------------------------------------
termination of this Agreement by joint instruction of Depositor and Preferred Registrant, DSI shall destroy, return, or otherwise deliver the deposit materials in accordance with such instructions. Upon any termination for nonpayment, DSI may, at its sole discretion, destroy the deposit materials or return them to Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

     5.4  Survival of Terms Following Termination. Upon any termination of this
          ---------------------------------------
Agreement, the following provisions of this Agreement shall survive:

          a.   Depositor's Representations (Section 1.5)

          b. The obligations of confidentiality described herein with respect to the deposit materials.

          c. The licenses granted in the sections entitled Right to Sublicense Upon Release (Section 3.3) and Use License Following Release (Section 4.4), if a release of the deposit materials has occurred prior to termination.

          d.   The obligation to pay DSI any fees and expenses due.

          e.   The provisions of Article 7.

          f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

                            ARTICLE 6 -- DSI'S FEES

     6.1  Fee Schedule. Preferred Registrant shall pay DSI its standard fees and
          ------------
expenses applicable to the services provided. The fees shall be the standard fees charged by DSI from time to time. DSI shall notify the parties at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

                                                                       EXHIBIT C

     6.2  Payment Terms. DSI shall not be required to perform any service unless
          -------------
the payment for such service and any outstanding balances owed to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past-due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

                      ARTICLE 7 -- LIABILITY AND DISPUTES

     7.1  Right to Rely on Instructions. DSI may act in reliance upon any
          -----------------------------
instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

     7.2  Indemnification. DSI shall be responsible to perform its obligations
          ---------------
under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Registrant each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

     7.3  Dispute Resolution. Any dispute relating to or arising from this
          ------------------
Agreement shall be brought in, and shall be subject to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York, sitting in New York, NY.

     7.4  Controlling Law. This Agreement is to be governed and construed in
          ---------------
accordance with the laws of the State of New York, without regard to its conflict of law provisions.

     7.5  Notice of Requested Order. If any party intends to obtain an order
          -------------------------
from any court of competent jurisdiction which may direct DSI to take, or refrain from taking, any action, that party shall:

          a.   Give DSI at least two business days' prior notice of the hearing;

          b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past-due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

          c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

     7.6  Method of Notice. Unless otherwise provided in this Agreement, all
          ----------------
documents and communications may be delivered by First Class Mail.

                                                                       EXHIBIT C

                        ARTICLE 8 -- GENERAL PROVISIONS

     8.1  Entire Agreement. This Agreement, which includes the Exhibits
          ----------------
described herein, embodies the entire understanding between all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all parties hereto, except Exhibit A need not be signed by DSI and Exhibit B need not be signed by Preferred Registrant.

     8.2  Notices. All notices, invoices, payments, deposits and other documents
          -------
and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Any notice provided for or permitted under this Agreement shall be in writing and will be treated as having been given (i) when delivered personally,
(ii) when sent by confirmed facsimile, (iii) three days after sent by a recognized commercial courier with written verification of receipt, or (iv) one week after mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address and to the person set forth in Exhibit C, or at such other place of which, and to the attention of such person of whom, the other party has been notified in accordance with the provisions of this Section.

     8.3  Severability. In the event any provision of this Agreement is found to
          ------------
be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

                                                                       EXHIBIT C

     8.4  Successors. This Agreement shall be binding upon and shall inure to
          ----------
the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor of Depositor or Preferred Registrant unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

CONNECT, INC.                           TIME WARNER CABLE, a division of
Depositor                               Time Warner Entertainment Company, L.P.
                                        Preferred Registrant



By: /s/ Thomas P. Kehler                By: /s/ Jennifer Carney
   ----------------------------             ----------------------------
Name:   Thomas P. Kehler                Name:     Jennifer Carney
     --------------------------              ---------------------------
Title:  President & CEO                 Title:    Vice President
      -------------------------               --------------------------
Date:      4/8/96                       Date:     March 29, 1996
     --------------------------              ---------------------------

                                        DATA SECURITIES INTERNATIONAL, INC.

                                        By:
                                           -----------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------
                                        Date:
                                             ---------------------------

                                                                       EXHIBIT C

                                                                       EXHIBIT A

                               DEPOSIT MATERIALS


     All Source Code for all Connect Software (capitalized terms as defined in the Licensed Agreement), in each case in its updated form as of the time of the deposit.

                                                                       EXHIBIT C

                                                                       EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIAL


Deposit Account Number ________________________________________________________

Depositor Company Name ________________________________________________________

DEPOSIT TYPE:       ________ Initial   _______ Supplemental

ENVIRONMENT:
Host System CPU/OS_________ Version _________ Backup __________
Source System CPU/OS_______ Version ______ Compiler ____________
Special Instructions:__________________________________________________________
_______________________________________________________________________________


DEPOSIT MATERIAL:
Exhibit B Name____________________________________________ Version_____________

Item label description                  Media               Quantity



For Depositor, I certify that the above        For DSI, I certify that the
described deposit materials have been          deposit inspection has been
transmitted to DSI:                            completed (any exceptions are
                                               noted above):

By__________________________________           By______________________________

Print Name__________________________           Print Name______________________


Date________________________________           Date____________________________

                                               ISE________ EX.B#_______

                                                                       EXHIBIT C

                               DESIGNATED CONTACT

                        Account Number_________________


Notices, Deposit Material returns and                Invoices to Depositor
communications, including delinquencies              should be addressed to:
to Depositor, should addressed to:

Company Name:        CONNECT, INC.
Address:             515 Ellis Street
                     Mountain View, CA 94043-2242
Designated Contact:  [__________________________]    Invoices to Preferred
Telephone:           (415) 254A863                   Registrant should be
Facsimile:           (415) 2544800                   addressed to:

                                                     TIME WARNER CABLE
State of Incorporation: ______________________       Digital Marketing Group
                                                     1271 Avenue of the Americas
Notices and communications, including delinquencies  New York, NY 10020
to Preferred Registrants should be addressed to:     Designated
                                                       Contact: Jennifer Carney
Company Name:        TIME WARNER CABLE               Telephone: (212)522-6359
                     Digital Marketing Group         Facsimile: (212)522-0556
                     1271 Avenue of the Americas
                     New York, NY 10020
Designated Contact:  Jennifer Carney
Telephone:           (212) 522-2692
Facsimile:           (212) 5224)556

Requests from Depositor or Preferred Registrant to change the Designated Contact should be given in writing by the Designated Contact or an authorized employee of Depositor or Preferred Registrant.

Contracts, Deposit Material and notices              Invoice inquiries and fee
to DSI should be addresses to:                       remittance to DSI should be
                                                     addressed to:
DSI
Contract Administration                              DSI
Suite 200                                            Accounts Receivable
9555 Chesapeake Drive                                Suite 1450
San Diego, CA 92123                                  425 California Street
                                                     San Francisco, CA 94104
Telephone:      (619) 694-1900
Facsimile:      (619) 694-1919                       (415) 398-7900
                                                     (415) 398-7914
Date:____________________________________

                                       1